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                                 Ropes & Gray
                            One International Place
                       Boston, Massachusetts 02110-2624
                                (617) 951-7000
                              Fax: (617) 651-7050



                                 April 2, 1996



State Street Boston Corporation
225 Franklin Street
Boston, Massachusetts 02110

     Re:  State Street Boston Corporation - $500,000,000
          Aggregate Amount of Securities
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Ladies and Gentlemen:

     You have asked our opinion concerning the proposed issue by State Street Boston Corporation (the "Company") of up to $500,000,000 aggregate amount of (i) senior debt securities (the "Senior Debt Securities") consisting of senior unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under the Senior Indenture between the Company and Fleet National Bank of Massachusetts, as successor trustee, dated as of August 2, 1993 (the "Senior Indenture"), (ii) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") consisting of subordinated unsecured debentures, notes and/or other evidences of indebtedness in one or more series, to be issued under a Subordinated Indenture (the "Subordinated Indenture") that is expected to be entered into between the Company and Fleet National Bank of Massachusetts, as trustee, and/or (iii) shares of preferred stock of the Company, no par value (the "Preferred Stock"), to be issued in one or more series. The Debt Securities and the Preferred Stock are referred to herein collectively as the "Securities."

     We have acted as counsel for the Company in connection with the proposed issue and sale of the Securities. We are familiar with the proceedings taken by the Company in respect thereof and have examined originals or certified or attested copies of such certificates, records and documents as we have deemed necessary for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that:

     (1) when the Registration Statement (the "Registration Statement") relating to the Securities filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") has become effective under the Act, the terms of the
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ROPES & GRAY

State Street Boston Corporation       -2-                         April 2, 1996

     Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, and the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law; and

     (2) when the Registration Statement has become effective under the Act, the terms of the Preferred Stock of a particular series and of its issuance and sale have been duly established in conformity with the Company's Articles of Organization, a certificate of designation, preferences and rights with respect to the Preferred Stock of such series has been duly filed with the Secretary of State of the Commonwealth of Massachusetts, and the Preferred Stock of such series has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock of such series will be validly issued, fully paid, and nonassessable.

     We understand that this opinion is to be used in connection with the Company's Registration Statement relating to the Securities to be filed under the Securities Act of 1933, as amended. We consent to the filing of this opinion with and as part of said Registration Statement and the use of our name therein and in the related Prospectus under the caption "Validity of Securities".

                                       Very truly yours,

                                       /s/ Ropes & Gray

                                       Ropes & Gray